EXHIBIT 10.6

NextWave Wireless LLC
2005 Units Plan
Option Award Agreement
Reference Number: 2005-1

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in this Agreement and each Notice of Option Award referencing this Agreement (the “Notice”), NextWave Wireless LLC (the “Company”) grants to the optionee on the Date of Grant an option to purchase at the exercise price a number of Units, consisting of limited liability company interests of the Company. Each Notice, together with this Agreement, shall be a separate non-statutory option (i.e., an option that isn’t described in Sections 422(b) or 423(b) of the Internal Revenue Code).

(b) Units Plan and Defined Terms. This option is granted under and subject to the terms of the NextWave Wireless LLC 2005 Units Plan (“Plan”), which is incorporated herein. In case of any conflict between the terms of the Plan and this Agreement or the Notice, the terms of the Plan shall control. Capitalized terms not defined in this Agreement or the Notice shall have the same meaning ascribed to such term in the Plan.

(c) Duration. This Agreement shall apply to this option until its expiration and to the Units acquired hereunder until all Units subject to this option have vested and the Company’s Right of Repurchase with respect to such Units has expired.

SECTION 2. RIGHT TO EXERCISE.

Exercisability. This option will become exercisable to purchase Units, also referred to as vesting, in the manner and pursuant to the schedule described in the Notice. The option will become exercisable with respect to all Units covered hereby, i.e., fully vested, upon a Change of Control consummated while optionee is employed, effective immediately prior to the Change of Control. This option shall also be exercisable with respect to unvested Units; provided that if this option is exercised as to unvested Units, such Units shall be held in escrow by the Company subject to the Right of Repurchase described in Section 7.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Transferability. Subject to the terms of the Amended and Restated Limited Liability Company Agreement of NextWave Wireless LLC, dated as of April 13, 2005 (the “LLC Agreement”), or the then applicable organizational document of the Company:

(a) Except as provided in (c) below, this option and the rights and privileges conferred hereby shall be exercisable only by the optionee during the optionee’s lifetime, or by the person to whom the optionee’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything in the Plan to the contrary, this option and the rights and privileges conferred hereby shall be transferable pursuant to a domestic relations order.

(b) Except as provided in (c) below, neither this option, the rights and privileges conferred hereby nor the Units acquired under this Agreement, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by an optionee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(c) This option and the rights and privileges conferred hereby and the Units acquired under this Agreement may be transferred for no consideration to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish.

SECTION 4. EXERCISE PROCEDURES.

(a) Escrow. If Units to be issued upon exercise of this option are subject to a Right of Repurchase, the Company shall deposit such Units in escrow with the Company and the optionee shall deliver to the Company, together with a Notice of Exercise and the aggregate exercise price, a duly executed blank power (in the form provided by the Company). Any cash dividends paid on vested Units held in escrow shall be paid directly to the optionee and shall not be held in escrow. Units, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Right of Repurchase, or (ii) released to the optionee upon the optionee’s request, to the extent the Units are not Restricted Units (but not more frequently than once every six (6) months). In any event, all Units which have vested (and any other vested assets and securities attributable thereto) shall be released within sixty (60) days of the date the optionee’s Service terminates. Any new, substituted or additional securities or other property described in Section 7(e) below shall be immediately delivered to the Company to be held in escrow, but only to the extent the Units are at the time Restricted Units.

(b) Section 83(b) Election. To the extent the optionee is permitted by the Notice to exercise this option as to unvested Units, Section 83 of the Code provides that the optionee is not subject to federal income tax upon such exercise until the Right of Repurchase with respect to the Units lapses. If the optionee chooses, the optionee may make an election under Section 83(b) of the Code, which would cause the optionee to recognize income for federal income tax purposes in the amount of the excess (if any) of the fair market value of the Units acquired (determined as of the date the option is exercised) over the exercise price paid in connection with such acquisition. A Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the date of exercise - even if no tax is payable payable because the fair market value of the Restricted Units on the date of the option is exercised equals the exercise price paid. The optionee acknowledges that it is the optionee’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within the applicable thirty (30) day period may result in the recognition of ordinary income when the Right of Repurchase lapses.

(c) Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this option and/or the filing of a Section 83(b) election, as a condition to the exercise of this option, and the optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Units purchased by exercising this option.

(d) No Assurances of Tax Consequences. This option is intended to be treated as incentive compensation and not as an equity interest in the Company prior to the date it is exercised. However, each optionee shall consult with his or her own tax counsel regarding tax treatment of this option, and the Company provides no assurances regarding such treatment, including the treatment of this award as an option and not as an equity interest in the Company.

SECTION 5. PAYMENT FOR UNITS.

(a) Wire Transfer or Check. All or part of the Exercise Price may be paid in U.S. Dollars by wire transfer or check.

(b) Other Methods of Payment for Units. At the sole discretion of the Board of Directors, all or any part of the exercise price and any applicable withholding requirements may be paid by any other method permissible under the terms of the Plan. The Company shall notify the optionee if and when it shall make such other payment method available to the optionee.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. Subject to earlier termination in accordance with subsection (b) below, this option shall expire on the expiration date set forth in the Notice.

(b) Termination of Service. If the optionee’s Service terminates for any reason, then this option shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (a) above;

(ii) The date three (3) months after the termination of the optionee’s Service for any reason other than Cause, death or Disability (or such later date as the Board of Directors may determine);

(iii) The date six (6) months after the termination of the optionee’s Service by reason of Disability (or such later date as the Board of Directors may determine) or retirement pursuant to any then current formal retirement policy of the Company;

(iv) The date twelve (12) months after the optionee’s death; or

(v) The date of termination of the optionee’s Service if such termination is for Cause or if Cause exists on such date.

The optionee (or in the case of the optionee’s death or disability, the optionee’s representative) may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable for vested Units on or before the date the optionee’s Service terminates. When the optionee’s Service terminates, this option shall expire immediately with respect to the number of Units for which this option is not yet vested. The Company shall also have the right not to deliver Units upon the exercise of this option if, after the exercise of this option, the optionee’s Service is terminated for Cause or it is determined that Cause existed on such date.

(c) Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

SECTION 7. RIGHT OF REPURCHASE.

(a) Right of Repurchase. To the extent this Option is exercised for unvested Units, the Units so acquired initially shall be Restricted Units and shall be subject to a right (but not an obligation) of repurchase by the Company. If the optionee transfers any Restricted Units to the extent permitted under Section 3, then this Section 7 shall apply to the Transferee to the same extent as to the optionee.

(b) Exercise Notice. If the Company wishes to exercise its Right of Repurchase, the Company shall provide the optionee with written notice of its intent to exercise its right. Exercise will be effective upon the Company’s delivery of the repurchase price to optionee. The Right of Repurchase may be exercised no later than ninety (90) days following the date the optionee’s Service terminates. Such notice shall contain the price per Share which shall be the repurchase price, described in Subsection (d) below, and all other terms and conditions of the offer (including, without limitation, the proposed consummation date of the repurchase). The repurchase price shall be paid in cash or by canceling of indebtedness as the Company, in its sole discretion, shall determine.

(c) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Units in accordance with the vesting schedule described in the

Notice. In addition, the Right of Repurchase shall lapse and all of the remaining Restricted Units shall become vested if the Company is subject to a Change in Control before the optionee’s Service terminates.

(d) Repurchase Price. If the Company exercises the Right of Repurchase, it shall pay the optionee an amount for each of the Restricted Units being repurchased equal to the exercise price.

(e) Additional Units or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Units subject to this Section 7, or into which such Units thereby become convertible, shall immediately be subject to this Section 7.

(f) Termination of Rights as Shareholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Units to be purchased in accordance with this Section 7, then after such time the person from whom such Units are to be purchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Agreement). Such Units shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 8. LEGALITY OF INITIAL ISSUANCE.

No Units shall be issued upon the exercise of this option unless and until the Company has determined that:

(a) The Company and the optionee have taken any actions required to register the Units under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b) Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(c) Any other applicable provision of state or federal law has been satisfied.

SECTION 9.  REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Units under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Units under this Agreement to comply with any law.

SECTION 10.  RESTRICTIONS ON TRANSFER.

(a) Permitted Transfers. Sections 7(a) shall not apply to any of the following “Permitted Transfers”: (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the optionee’s spouse, children or grandchildren (or their issue) or to a trust established by the optionee for the benefit of the optionee or the optionee’s spouse, children or grandchildren (or their issue), provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the optionee transfers any Units acquired under this Agreement, either under this Subsection or after the Company has failed to exercise the Right of Repurchase, then such rights shall be applicable to the Transferee to the same extent as to the optionee.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Units under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Units (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

(c) LLC Agreement Restrictions. Upon exercise of the option, the optionee agrees that he or she shall hold the Units subject to the terms and conditions of the LLC Agreement (or the then applicable organizational document of the Company), including without limitation the restrictions on transferability set forth therein.

(d) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering, the optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Units acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days. The Market Stand-Off shall in any event terminate two (2) years after the date of the Company’s Initial Public Offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Units subject to the Market Stand-Off, or into which such Units thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Units acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (d). This Subsection (d) shall not apply to Units registered in the public offering under the Securities Act, and the optionee shall be subject to this Subsection (d) only if the directors and officers of the Company are subject to similar arrangements.

(e) Undertaking. The optionee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the optionee or upon the Restricted Units pursuant to the provisions of this Agreement.

(f) Investment Intent. The optionee represents and agrees that as of the Date of Grant, the Units to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof. If the sale of Units under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the optionee shall represent and agree at the time of exercise that the Units being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(g) Legends. All certificates evidencing Units purchased under this Agreement shall bear the following legends:

“The Units represented hereby may not be sold, assigned, transferred, encumbered or in any manner disposed of, except in compliance with the terms of a written agreement between the company and the registered holder of the shares (or the predecessor in interest to the Units). Such agreement grants to the Company certain repurchase rights. The Secretary of the Company will upon written request furnish a copy of such agreement to the holder hereof without charge.”

“The Units represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise transferred without an effective registration thereof under such act or an opinion of counsel, satisfactory to the Company and its counsel, that such registration is not required.”

“The Units represented by this certificate are subject to certain restrictions on transfer and conditions set forth in the Amended And Restated Limited Liability Company Agreement, dated as of April 13, 2005, by and among the members of NextWave Wireless LLC. A copy of such agreement may be obtained from NextWave Wireless at its principal executive offices. Any transferee of the interests represented by this certificate shall be deemed to agree to be bound by the terms of the agreement.”

(h) Removal of Legends. If, in the opinion of the Company, any legend placed on a certificate representing Units sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Units but without such legend.

(i) Administration. Any determination by the Company in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on the optionee and all other persons.

SECTION 11.  ADJUSTMENT OF UNITS.

In the event of a subdivision of the outstanding Units, a declaration of a dividend payable in Units, a declaration of an extraordinary dividend payable in a form other than Units in an amount that has a material effect on the Fair Market Value of the Units, a combination or consolidation of the outstanding Units into a lesser number of Units, a recapitalization, a spin-off, a reclassification, or a change in corporate structure or a similar occurrence that results in a change in the Units subject to the Plan, the terms of this option (including, without limitation, the number and kind of Units subject to this option and the Exercise Price) shall be adjusted as set forth in Section 8(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this option shall be subject to the agreement of merger or consolidation, as provided in Section 8(b) of the Plan.

SECTION 12.  MISCELLANEOUS PROVISIONS.

(a) Rights as a Shareholder. Neither the optionee nor the optionee’s representative shall have any rights as an equity owner with respect to any Units subject to this option until the optionee or the optionee’s representative becomes entitled to receive such Units by (i) filing a notice of exercise, and (ii) paying the exercise price as provided in this Agreement.

(b) No Retention Rights. Nothing in this option or in the Plan shall confer upon the optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the optionee) or of the optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Notification. Any notice required by this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the optionee at the address that he or she most recently provided to the Company.

(d) Entire Agreement. The Notice, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Waiver. The failure of the Company in any instance to exercise the Right of Repurchase shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) Assignment. The Company may assign the Right of Repurchase to any person or entity selected by the Board of Directors, including, without limitation, one or more shareholders of the Company.

(g) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the optionee, the optionee’s assigns and the legal representatives, heirs and legatees of the optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(h) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13.  DEFINITIONS.

“Cause” shall mean with respect to the optionee, “Cause” as defined in any employment agreement between the Company and the optionee or, if there is no such agreement, the following with respect to the optionee:

(i) any conviction or plea of guilty or nolo contendere to a felony,

(ii) any fraud, embezzlement, theft, willful misconduct, breach of fiduciary duty or gross negligence with respect to the Company or any of its affiliates,

(iii) any willful breach of any written policy, which breach has a material and adverse impact on the Company’s reputation or business or any confidential or proprietary information, non-compete or non-solicitation covenant for the benefit of the Company or any of its affiliates, or

(iv) any willful failure to substantially perform the optionee’s material responsibilities (it being understood that any failure to perform for reasons beyond the control of the optionee, such as disability, inadequate resources, impossibility, or the like shall not be treated as a “willful failure”).

“Change in Control” shall have the meaning provided in the Plan.

“Date of Grant” shall mean the date specified in the Notice.

“Disability” shall mean that the optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Board of Directors in its sole discretion.

“Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice.

“Fair Market Value” shall mean, with respect to Units, the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Units are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Initial Public Offering” shall mean a firm commitment underwritten public offering of Units or other event the result of which is that Units are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or similar market system.

“Restricted Unit” shall mean a Unit that is subject to a Right of Repurchase.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service” shall mean service as a common-law employee, member of the board of directors or as a consultant of the Company, a Parent or a Subsidiary.

“Unit” shall mean one common unit of the Company, as adjusted in accordance with Section 8 of the Plan (if applicable).

“Subsidiary” shall mean any entity that the Company owns fifty percent (50%) or more of the total outstanding equity interests.

“Transferee” shall mean any person to whom the optionee has directly or indirectly transferred any Unit acquired under this Agreement.